Exhibit 99.1

Cannae Reports Third Quarter 2018 Results with $1.09 Billion Book Value of Portfolio Company Investments, or $15.18 Per Share

Las Vegas, NV — (November 8, 2018) — Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) today reported operating results for the three and nine-month periods ended September 30, 2018.

Highlights

•                  The Company’s investment in Ceridian HCM Holding Inc. (NYSE:CDAY) is now worth $1.46 billion based on a closing price of $39.25 as of November 7, 2018.

•                  On July 27, 2018, Lifeworks Corporation Ltd. was sold to Morneau Shepell for $325 million. Cannae received $49.8 million in cash proceeds and expects to receive an additional $6.6 million for its interest in the 4th quarter.

•                  On August 1, 2018, Bob Wilhelm, an experienced healthcare services executive, was named T-System’s new Chief Executive Officer.

•                  On August 8, 2018, Cannae entered into a definitive agreement in partnership with an investment consortium including CC Capital and Thomas H. Lee Partners to acquire Dun & Bradstreet (NYSE: DNB) in a transaction valued at $6.9 billion. Cannae’s commitment is $900 million of the purchase price.

•                  On November 6, 2018, the Company completed a restructuring of its Restaurant Group and now beneficially owns 65.4% of ABRH and 88.5% of 99 Holdings.

•                  On November 7, 2018, the Dun & Bradstreet stockholders voted to approve the merger transaction which remains on track to close no later than during the first quarter of 2019.

•                  The Company has entered into non-binding commitments with various investors to syndicate $400 million of its total $900 million commitment to acquire Dun & Bradstreet equity. Cannae expects to retain the remaining $500 million of its commitment, representing approximately 25% equity ownership of Dun & Bradstreet, and to fund such amount through cash and borrowings available under the Company’s undrawn lines of credit.

•                  On November 7, 2018, the Company entered into a margin loan agreement with various banks pursuant to which Cannae may borrow up to $300.0 million at a rate of LIBOR plus an applicable margin (the “Margin Facility”). The Margin Facility is secured by 25.0 million shares of our holdings of Ceridian and matures 3 years from the closing date.

•                  Total book value of portfolio company investments was $1.091 billion, or $15.18 per share, as of September 30, 2018 compared to total book value of $1.059 billion, or $14.95 per share, at December 31, 2017.

Ceridian

•                  Dayforce revenue increased 35.7% to $111.7 million from $82.3 million in the third quarter of 2017

•                  Cloud revenue, which includes both Dayforce and Powerpay, increased 29.1% to $133.0 million from $103.0 million in the third quarter of 2017

•                  Total revenue, which includes revenue from both Ceridian’s Cloud and Bureau solutions, increased 9.8% to $179.6 million from $163.5 million in the third quarter of 2017

•                  Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 36.8% year-over-year, cloud revenue increased 31.2% year-over-year, and total revenue increased 11.4% year-over-year

•                  Operating profit increased 200.0% to $15.3 million from $5.1 million in the third quarter of 2017.  Pretax income from continuing operations was $6.5 million compared to a pretax loss from continuing operations of $16.8 million in the third quarter of 2017

•                  Adjusted EBITDA increased 28.2% to $36.4 million from $28.4 million in the third quarter of 2017. Adjusted EBITDA margin increased to 20.3% from 17.4%, in the third quarter of 2017

•                  3,465 Dayforce customers were live on the platform at the end of the third quarter of 2018, up from 2,855 at the end of the third quarter of 2017

Restaurant Group

•                  $269.3 million in total revenue and a pretax loss of $21.7 million for the third quarter, versus $270.0 million in total revenue and a pretax loss of $18.5 million in the third quarter of 2017

•                  EBITDA of $(5.8) million and EBITDA margin of 0.0% for the third quarter, versus EBITDA of $(5.7) million and EBITDA margin of 0.0% in the third quarter of 2017

•                  Same store sales decreased 0.7% in the third quarter, as Ninety Nine same stores sales increased by 5.9%, O’Charley’s declined by 4.7%, Village Inn declined by 1.2% and Bakers Square declined by 2.0%

•                  On November 6, 2018, the Company completed a restructuring of its Restaurant Group whereby (i) 99 Holdings, the holding entity for 99 Restaurants, assumed all obligations outstanding under the Company’s intercompany notes with American Blue Ribbons Holdings LLC (“ABRH”), (ii) Cannae exchanged $100 million of this debt for a direct 66.7% equity interest in 99 Holdings thereby leaving 99 Holdings with approximately $33 million of indebtedness under such notes, and (iii) the Company was paid a facilitation fee in the form of additional equity interests in the direct parent of ABRH. Following the restructuring, the Company now beneficially owns 65.4% of ABRH and 88.5% of 99 Holdings.

T-System

•                  $14.1 million in total revenue and a pretax loss of $2.9 million for the third quarter of 2018

•                  EBITDA of $3.0 million and an EBITDA margin of 21.3% for the third quarter of 2018

“I am pleased with the progress that we achieved positioning Cannae to deliver continued growth and value for our shareholders,” commented Chairman William P. Foley, II. “During the quarter, Ceridian delivered impressive results, highlighted by 29% cloud revenue growth driven by the addition of 610 Dayforce customers from the year ago period. Cannae currently owns 37,135,921 shares in Ceridian representing a 27% ownership stake that is now worth $1.46 billion based upon Ceridian’s closing price of $39.25 on November 7, 2018.”

Mr. Foley continued, “I am also very excited with our pending acquisition of Dun & Bradstreet (NYSE:DNB) which we announced on August 8, 2018 in partnership with an investment consortium including CC Capital and Thomas H. Lee Partners.  The transaction, which is valued at $6.9 billion, including the assumption of $1.5 billion of Dun & Bradstreet’s net debt, was approved by Dun & Bradstreet’s stockholders on November 7, 2018 and remains on track to close during the first quarter of 2019.  Additionally, we have entered into a non-binding commitment with various investors to syndicate $400 million of our total commitment. We expect to retain $500 million of our commitment, representing approximately 25% equity ownership of Dun & Bradstreet.

“Turning to our restaurant group, the industry backdrop remains challenging for casual dining which has pressured results this quarter as can be seen in the group’s modest same store sales decline.  ABRH’s management team continues to implement a broad range of initiatives designed to reduce expenses, increase productivity, improve customer satisfaction and drive traffic. We continue to see much opportunity to expand margins, which currently lags peers and are a clear priority.  One highlight to note this quarter is our 99 Restaurant and Pub brand which delivered a 5.9% increase in same store sales and continues to be a standout in the group and the gem in our restaurant portfolio. Importantly, we completed a restructuring of the group this past week which has increased our ownership interest in the Restaurant Group to 65.4%, and, more importantly, in 99 Holdings to 88.5%.”

Mr. Foley concluded, “On August 1, 2018 we named Bob Wilhelm Chief Executive Officer of T-System.  Bob brings the right experience having spent over twenty years in leadership positions in the technology enabled healthcare services industry including notable market leaders Cerner and Trizetto.  Since coming onboard, Bob has initiated a comprehensive strategic review of the business designed to produce actionable initiatives to improve sales efficiencies and growth as well profitability in both the documentation and coding divisions.  Bob and our team at Cannae are also actively reviewing potential acquisition candidates to further enhance T-System’s capabilities while also creating cross-sell opportunities.”

Conference Call

As previously announced, Cannae will host a conference call November 8, 2018, to discuss its third quarter 2018 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Third Quarter 2018 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13683594. The telephonic replay will be available until 11:59 pm (Eastern Time) on November 15, 2018.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.

Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., American Blue Ribbon Holdings, LLC and T-System Holding LLC.  More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

Ceridian’s adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and IPO transaction costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae’s non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Dollar in millions)
Operating profit	$15.3	$5.1	$31.3	$16.9
Depreciation and amortization	14.3	13.6	42.4	39.7
EBITDA from continuing operations	29.6	18.7	73.7	56.6
Sponsorship management fees	—	0.5	12.0	1.5
Intercompany foreign exchange loss (gain)	0.3	4.1	(2.5)	7.0
Share-based compensation	4.8	4.3	19.5	12.8
Severance charges	1.1	0.8	4.1	4.3
Restructuring consulting fees	0.6	—	3.1	—
IPO transaction costs	—	—	3.7	—
Adjusted EBITDA	$36.4	$28.4	$113.6	$82.2

Cannae accounts for its investment in Ceridian using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Ceridian’s net earnings or loss in earnings from equity investees in the tables that follow. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Ceridian.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; our ability, together with the investment consortium, to close the acquisition of Dun & Bradstreet, including our ability to fund and/or sell down our equity commitment pursuant to the definitive agreements entered into in connection therewith.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE:  Cannae Holdings, Inc.

CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

CANNAE HOLDINGS, INC.

THIRD QUARTER SEGMENT INFORMATION

(In millions)

(Unaudited)

Three Months Ended		Restaurant		Corporate
September 30, 2018	Consolidated	Group	T-System	and Other
Restaurant revenue	$269.3	$269.3	$—	$—
Other operating revenue	24.2	—	14.1	10.1
Total operating revenue	293.5	269.3	14.1	10.1

Cost of restaurant revenue	244.5	244.5	—	—
Personnel costs	30.6	12.3	8.0	10.3
Depreciation and amortization	16.7	11.8	4.5	0.4
Other operating expenses	27.6	15.9	3.1	8.6
Total operating expenses	319.4	284.5	15.6	19.3

Operating loss	$(25.9)	$(15.2)	$(1.5)	$(9.2)

Interest and investment income	$1.6	$—	$—	$1.6
Interest (expense) income	(0.4)	(4.1)	(1.4)	5.1
Realized gains and losses	11.3	(2.4)	—	13.7
Total other income (expense)	12.5	(6.5)	(1.4)	20.4

(Loss) earnings before tax	$(13.4)	$(21.7)	$(2.9)	$11.2

Income tax benefit	$(1.1)	$—	$(0.7)	$(0.4)
Earnings from equity investees	3.8	—	—	3.8
Non-controlling interests	(9.6)	(9.8)	(0.1)	0.3

Net earnings (loss) attributable to Cannae common shareholders	$1.1	$(11.9)	$(2.1)	$15.1

EPS attributable to Cannae common shareholders - basic	$0.02
EPS attributable to Cannae common shareholders - diluted	$0.02

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.6

(Loss) earnings before tax	$(13.4)	$(21.7)	$(2.9)	$11.2

Interest (expense) income	$(0.4)	$(4.1)	$(1.4)	$5.1
Depreciation and amortization	16.7	11.8	4.5	0.4

EBITDA	$3.7	$(5.8)	$3.0	$6.5
EBITDA margin	1.3%	—%	21.3%	64.4%

CANNAE HOLDINGS, INC.

THIRD QUARTER SEGMENT INFORMATION

(In millions)

(Unaudited)

Three Months Ended		Restaurant	Corporate
September 30, 2017	Consolidated	Group	and Other
Restaurant revenue	$270.0	$270.0	$—
Other operating revenue	11.3	—	11.3
Total operating revenue	281.3	270.0	11.3

Cost of restaurant revenue	242.9	242.9	—
Personnel costs	18.7	13.4	5.3
Depreciation and amortization	11.9	11.2	0.7
Other operating expenses	28.6	19.4	9.2
Total operating expenses	302.1	286.9	15.2

Operating loss	$(20.8)	$(16.9)	$(3.9)

Interest and investment income	$1.6	$—	$1.6
Interest expense	(1.8)	(1.6)	(0.2)
Realized gains and losses	(0.2)	—	(0.2)
Total other (expense) income	(0.4)	(1.6)	1.2

Loss before tax	$(21.2)	$(18.5)	$(2.7)

Income tax benefit	$(2.6)	$—	$(2.6)
Loss from equity investees	(6.1)	—	(6.1)
Non-controlling interests	(8.1)	(8.3)	0.2

Net loss attributable to Cannae common shareholders	$(16.6)	$(10.2)	$(6.4)

EPS attributable to Cannae common shareholders - basic	$(0.24)
EPS attributable to Cannae common shareholders - diluted	$(0.24)

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(21.2)	$(18.5)	$(2.7)

Interest expense	$(1.8)	$(1.6)	$(0.2)
Depreciation and amortization	11.9	11.2	0.7

EBITDA	$(7.5)	$(5.7)	$(1.8)
EBITDA margin	—%	—%	—%

CANNAE HOLDINGS, INC.

YTD SEGMENT INFORMATION

(In millions)

(Unaudited)

Nine Months Ended		Restaurant		Corporate
September 30, 2018	Consolidated	Group	T-System	and Other
Restaurant revenue	$819.3	$819.3	$—	$—
Other operating revenue	72.0	—	47.4	24.6
Total operating revenue	891.3	819.3	47.4	24.6

Cost of restaurant revenue	725.4	725.4	—	—
Personnel costs	145.0	35.3	25.4	84.3
Depreciation and amortization	46.9	33.2	12.8	0.9
Other operating expenses	73.9	49.7	10.5	13.7
Total operating expenses	991.2	843.6	48.7	98.9

Operating loss	$(99.9)	$(24.3)	$(1.3)	$(74.3)

Interest and investment income	$4.5	$—	$—	$4.5
Interest (expense) income	(3.6)	(11.6)	(2.9)	10.9
Realized gains and losses	77.8	(1.0)	—	78.8
Total other income (expense)	78.7	(12.6)	(2.9)	94.2

(Loss) earnings before tax	$(21.2)	$(36.9)	$(4.2)	$19.9

Income tax benefit	$(2.3)	$—	$(1.3)	$(1.0)
(Loss) earnings from equity investees	(16.9)	0.1	—	(17.0)
Non-controlling interests	(16.4)	(16.6)	(0.1)	0.3

Net (loss) earnings attributable to Cannae common shareholders	$(19.4)	$(20.2)	$(2.8)	$3.6

EPS attributable to Cannae common shareholders - basic	$(0.27)
EPS attributable to Cannae common shareholders - diluted	$(0.27)

Cannae weighted average shares - basic	71.1
Cannae weighted average shares - diluted	71.1

(Loss) earnings before tax	$(21.2)	$(36.9)	$(4.2)	$19.9

Interest (expense) income	$(3.6)	$(11.6)	$(2.9)	$10.9
Depreciation and amortization	46.9	33.2	12.8	0.9

EBITDA	$29.3	$7.9	$11.5	$9.9
EBITDA margin	3.3%	1.0%	24.3%	40.2%

CANNAE HOLDINGS, INC.

YTD SEGMENT INFORMATION

(In millions)

(Unaudited)

Nine Months Ended		Restaurant	Corporate
September 30, 2017	Consolidated	Group	and Other
Restaurant revenue	$830.4	$830.4	$—
Other operating revenue	21.7	—	21.7
Total operating revenue	852.1	830.4	21.7

Cost of restaurant revenue	727.7	727.7	—
Personnel costs	79.2	39.1	40.1
Depreciation and amortization	34.9	32.9	2.0
Other operating expenses	72.8	50.5	22.3
Total operating expenses	914.6	850.2	64.4

Operating loss	$(62.5)	$(19.8)	$(42.7)

Interest and investment income	$3.9	$—	$3.9
Interest expense	(5.2)	(4.8)	(0.4)
Realized gains and losses	4.9	—	4.9
Total other income (expense)	3.6	(4.8)	8.4

Loss before tax	$(58.9)	$(24.6)	$(34.3)

Income tax benefit	$(27.0)	$—	$(27.0)
(Loss) earnings from equity investees	(16.3)	0.1	(16.4)
Earnings from discontinued operations, net of tax	147.7	—	147.7
Non-controlling interests	(10.8)	(11.0)	0.2

Net earnings (loss) attributable to Cannae common shareholders	$110.3	$(13.5)	$123.8

EPS attributable to Cannae common shareholders - basic	$1.56
EPS attributable to Cannae common shareholders - diluted	$1.56

Cannae weighted average shares - basic	70.6
Cannae weighted average shares - diluted	70.6

Loss before tax	$(58.9)	$(24.6)	$(34.3)

Interest expense	$(5.2)	$(4.8)	$(0.4)
Depreciation and amortization	34.9	32.9	2.0

EBITDA	$(18.8)	$13.1	$(31.9)
EBITDA margin	—%	1.6%	—%

CANNAE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY

(In millions)

	September 30, 2018	December 31, 2017
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$57.8	$245.6
Equity securities	—	17.7
Other current assets	194.6	86.9

Total current assets	$252.4	$350.2

Ceridian equity investment	$413.9	$383.9
Other equity method investments	37.0	41.0
Property and equipment, net	186.0	218.8
Software & intangible assets	194.6	214.5
Goodwill	197.2	202.7
Other non-current assets	83.6	76.1
Total assets	$1,364.7	$1,487.2

Current liabilities:
A/P & other current liabilities	$118.8	$127.6
Notes payable, current	0.5	122.2

Total current liabilities	$119.3	$249.8

Notes payable, non-current	$11.6	$12.7
Other non-current liabilities	61.3	71.6
Total liabilities	$192.2	$334.1

Additional paid in capital	$1,157.4	$1,130.2
Retained earnings	1.2	0.2
Accumulated other comprehensive loss	(67.5)	(71.0)
Non-controlling interests	81.4	93.7
Cannae shareholder’s equity	$1,172.5	$1,153.1

Total liabilities and equity	$1,364.7	$1,487.2

	September 30, 2018	December 31, 2017
Adjusted Book Value Summary	(Unaudited)	(Unaudited)
Ceridian	$422.2	$398.5
LifeWorks Receivable	50.6	—
American Blue Ribbon Holdings	222.5	109.9
T-System	201.7	204.6
Del Frisco’s Restaurant Group	—	17.7
Holding company cash and short-term investments	71.0	215.4
Other	123.1	113.3
Cannae Book Value	$1,091.1	$1,059.4
Outstanding Cannae shares	71.9	70.9
Cannae Book Value per Share	$15.18	$14.95